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                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-63806) pertaining to The Raymond Corporation Savings Plan of our report dated February 7, 1997, with respect to the consolidated financial statements and schedules of The Raymond Corporation and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


                                                          /s/ Ernst & Young LLP



Syracuse, New York
April 10, 1997